UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2022 (May 27, 2022)

Carriage Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3040 Post Oak Boulevard, Suite 300 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

(713) 332-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	CSV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 27 2022, Carriage Services, Inc. (the “Company”) entered into a second amendment and commitment increase (the “Credit Agreement Amendment”) to its first amended and restated credit agreement dated May 13, 2021 (as amended, the “Amended Credit Agreement”) with the financial institutions party thereto, as lenders, and Bank of America, N.A., as administrative agent. The Credit Agreement Amendment provides, among other things, for (i) an increase to the Revolving Credit Commitments (as defined in the Amended Credit Agreement) under the Amended Credit Agreement from $200.0 million to $250.0 million in the aggregate; (ii) modifications to the definitions of “Applicable Rate” and “Applicable Fee Rate” to change the applicable rates and pricing levels set forth in each pricing grid; (iii) the establishment of the Bloomberg Short-Term Bank Yield Index Rate (BSBY) as a benchmark rate and the removal of LIBOR from the Amended Credit Agreement; (iv) an increase in the maximum Total Leverage Ratio (as defined in the Amended Credit Agreement) to 5.25 to 1.00; and (v) modifications to the restricted payments covenant to allow the Company to make additional stock repurchases, subject to the satisfaction of certain conditions therein.

As of the effective date of the Credit Agreement Amendment, interest accrues on amounts outstanding under the Amended Credit Agreement based on Pricing Level 5 set forth below, and thereafter upon the Company’s Total Leverage Ratio (as defined in the Amended Credit Agreement) commencing with the delivery of the Company’s compliance certificate for the fiscal quarter ending June 30, 2022, in accordance with the following pricing grid:

Applicable Rate
Pricing Level	Total Leverage Ratio	BSBY Rate / Letter of Credit Fees	Base Rate
1	< 3.00 : 1.00	1.500%	0.500%
2	< 3.50: 1.00 but ≥ 3.00: 1.00	1.625%	0.625%
3	< 4.00: 1.00 but ≥ 3.50: 1.00	1.750%	0.750%
4	< 4.50: 1.00 but ≥ 4.00: 1.00	1.875%	0.875%
5	≥ 4.50: 1.00	2.125%	1.125%

Immediately after giving effect to the Credit Agreement Amendment, the Company had borrowings of approximately $180.3 million in principal amount outstanding and had approximately $67.4 million available for additional borrowing under the Amended Credit Agreement after giving effect to approximately $2.3 million of outstanding letters of credit.

The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is attached hereto as Exhibit 10.1, and incorporated by reference herein.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The disclosures above under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 2.03 of this Current Report on Form 8-K and are hereby incorporated by reference into this Item 2.03.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

10.1	Second Amendment and Commitment Increase to First Amended and Restated Credit Agreement dated as of May 27, 2022, among Carriage Services, Inc., the financial institutions party thereto, as lenders, and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2022

CARRIAGE SERVICES, INC.

By:	/s/ Steven D. Metzger
Steven D. Metzger
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary